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                                                                    EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated August 18, 2000 accompanying the financial statements of Information Exchange Division (two operating units of Inso Corporation) as of January 31, 2000 and December 31, 1998 and for each of the years ended December 31, 1997 and 1998, one month ended January 31, 1999 and year ended January 31, 2000 included in the Current Report on Form 8-K, as amended, of IntraNet Solutions, Inc. dated September 22, 2000, which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference in this Registration Statement of the aforementioned report.


                                                /s/  GRANT THORNTON LLP

Minneapolis, Minnesota
September 29, 2000